            The Registrant requests that this Registration Statement become effective immediately upon filing in accordance with Rule 462

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1995

                                                 Registration No. 33-
  ==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FIRSTMERIT CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

               OHIO                   34-1339938
        (STATE OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                III CASCADE PLAZA, 7TH FLOOR, AKRON, OHIO 44308
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                  THE FIRSTMERIT CORPORATION AND SUBSIDIARIES
                   EMPLOYEES' SALARY SAVINGS RETIREMENT PLAN
                            (FULL TITLE OF THE PLAN)

          TERRY E. PATTON, SENIOR VICE PRESIDENT, COUNSEL & SECRETARY FirstMerit Corporation, III Cascade Plaza, 7th Floor, Akron, Ohio 44308
                                 (216) 384-7033
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                    Kevin C. O'Neil, Esq., Brouse & McDowell
          500 First National Tower, Akron, Ohio  44308  (216) 535-5711

                        CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                     Proposed         Proposed
     Title of                        Maximum          Maximum
   Securities         Amount         Offering         Aggregate       Amount of
      to be           to be          Price Per        Offering      registration
   Registered       Registered        Share 2         Price 2           fee

--------------------------------------------------------------------------------
Common Stock (1,3)   400,000 shares   $ 26.00         $ 10,400,000      $ 3,586

--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices reported in the consolidated reporting system for the Common Stock of FirstMerit Corporation on September 25, 1995.
(3) Includes associated rights (the "Rights") to purchase the FirstMerit Common Stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the FirstMerit Common Stock, and trade with the FirstMerit Common Stock.

                                     PART I


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I on Form S-8.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by FirstMerit Corporation ("Company") with the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934 ("Exchange Act") are herein incorporated by reference: (1) Annual Report on Form 10-K for its fiscal year ended December 31, 1994; (2) Quarterly Reports on Form 10-Q for quarters ended March 31, 1995 and June 30, 1995; (3) Notice of 1995 Annual Meeting of its Shareholders and Proxy Statement dated February 28, 1995; and (4) description of the Company's Common Stock contained in the Company's registration statement filed pursuant to Section 12(g) on Form S-14 (No. 2-73592) filed with the Commission on August 5, 1981, as such description was amended by the Company's Amended and Restated Articles of Incorporation filed as Exhibit 3(i) to the current report on Form 8-K filed with the Commission on April 27, 1995, and any amendments updating such description filed with the Commission.

    All documents filed by the Company and The FirstMerit Corporation and Subsidiaries Employees' Salary Savings Retirement Plan ("Plan") with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the shares of the Common Stock described herein has been passed upon for the Company by Brouse & McDowell, 500 First National Tower, Akron, Ohio 44308-1471, (216) 535-5711. Philip A. Lloyd, II, a partner of Brouse & McDowell, is a Director of the Company and beneficially owns 151,632 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Article Sixth of the Amended and Restated Articles of Incorporation of the Company, the Company may indemnify any director or officer, any former director or officer of the Company and any person who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for therein is not deemed to restrict the right of the Company to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Company as contemplated therein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Company as contemplated therein.

    The rights provided in Article Sixth are in addition to any rights provided by contract or as a matter of law. Ohio Revised Code Section 1701.13(E) includes indemnification provisions similar to Article Sixth. Section 1701.13(E) further authorizes a corporation to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. The Company presently maintains such insurance.

    On April 1995, the Company entered into Indemnification Agreements with each member of the Board of Directors and all executive officers. The Agreement provides that the Company shall indemnify each director to the full extent authorized or permitted by the provisions of the General Corporation Law of the State of Ohio, any amendment thereto, or any law of similar import authorizing or permitting such indemnification which is adopted after the date of such Agreements.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable


ITEM 8.  EXHIBITS

         See "Index to Exhibits."


ITEM 9.  UNDERTAKINGS


                 UNDERTAKING TO FILE POST-EFFECTIVE AMENDMENTS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


            UNDERTAKING AS TO LIABILITY UNDER SECURITIES ACT OF 1933

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                   UNDERTAKING WITH REGARD TO INDEMNIFICATION

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                            [Signature Page Is Next]

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on September 29, 1995.

                             FIRSTMERIT CORPORATION


                             By: /s/ Terry E. Patton
                                 ----------------------------------------------
                                 Terry E. Patton, Senior Vice President,
                                    Counsel & Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         SIGNATURE                                          TITLE                              DATE
John R. Cochran*                                President and Chief                     September 28, 1995
--------------------------------------------    Executive Officer,                                --
John R. Cochran                                 and Director


Howard L. Flood*                                Chairman and Director                   September 28, 1995
----------------------------------------------                                                    --
Howard L. Flood


Gary J. Elek*                                   Senior Vice President and               September 28, 1995
----------------------------------------------  Treasurer (Principal Financial                    --
Gary J. Elek                                    Officer and Principal
                                                Accounting Officer)


John C. Blickle*                                Director                                September 28, 1995
----------------------------------------------                                                    --
John C. Blickle


                                                Director                                September   , 1995
----------------------------------------------                                                    --
Robert M. Carter


Richard A. Chenoweth*                           Director                                September 28, 1995
----------------------------------------------                                                    --
Richard A. Chenoweth


Elizabeth A. Dalton*                            Director                                September 28, 1995
----------------------------------------------                                                    --
Elizabeth A. Dalton

                                                Director                                September   , 1995
----------------------------------------------                                                    --
Richard G. Gilbert


Terry L. Haines*                                Director                                September 28, 1995
----------------------------------------------                                                    --
Terry L. Haines

                      (signatures continued on next page)

                   (signatures continued from previous page)


Clifford J. Isroff*                             Director                                September 28, 1995
----------------------------------------------                                                    --
Clifford J. Isroff


Philip A. Lloyd, II*                            Director                                September 28, 1995
----------------------------------------------                                                    --
Philip A. Lloyd, II


Robert G. Merzweiler*                           Director                                September 28, 1995
----------------------------------------------                                                    --
Robert G. Merzweiler


Stephen E. Myers*                               Director                                September 28, 1995
----------------------------------------------                                                    --
Stephen E. Myers


Gilbert H. Neal*                                Director                                September 28, 1995
----------------------------------------------                                                    --
Gilbert H. Neal


Roger T. Read*                                  Director                                September 28, 1995
----------------------------------------------                                                    --
Roger T. Read


Justin T. Rogers, Jr.*                          Director                                September 28, 1995
----------------------------------------------                                                    --
Justin T. Rogers, Jr.


                                                Director                                September   , 1995
----------------------------------------------                                                    --
Del Spitzer

    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the committee appointed by the registrant's board of directors to administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on September 29, 1995.

                                   THE FIRSTMERIT CORPORATION AND SUBSIDIARIES
                                   EMPLOYEES' SALARY SAVINGS RETIREMENT PLAN


                                   By: /s/ Terry E. Patton
                                      -----------------------------------------
                                      Terry E. Patton, Chairman, Administrative
                                        Committee


                               POWER OF ATTORNEY

    *Kevin C. O'Neil, pursuant to the Power of Attorney executed by each of the directors, officers and committee members listed and indicated as signing above, and filed with the Securities and Exchange Commission as an Exhibit to this registration statement, by signing his name hereto does hereby sign and execute this registration statement on behalf of each of the directors, officers and committee members listed and indicated as signing above in the capacity or capacities in which the name of each appears.


Dated: September 29, 1995          By: /s/ Kevin C. O'Neil
                                       ----------------------------------------
                                      Kevin C. O'Neil

                               INDEX OF EXHIBITS



         5       Opinion of Brouse & McDowell, counsel for FirstMerit
                 Corporation, regarding legality of the securities to be registered

         23(a)   Consent of Coopers & Lybrand

         23(b)   Consent of Brouse & McDowell, counsel for FirstMerit
                 Corporation (contained in the opinion of Brouse & McDowell filed herewith as Exhibit 5)

         24      Power of Attorney